UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2006

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, Jones Soda Co. entered into a lease agreement with R2H2 LLC to rent 7,989 square feet located at 234 – 9th Avenue North, Seattle, Washington and 5,545 square feet located at 228 – 9th Avenue North, Seattle, Washington.

This lease agreement terminates and replaces the current lease for 7,989 square feet located at 234 – 9th Avenue North, Seattle, Washington and extends and expands the lease arrangement for general office and warehouse purposes. Under the terms of the lease agreement, which commenced on September 1, 2006, Jones agrees to rent the premises for five years, with the first-year’s monthly rent equal to $12,710.00, plus payment of taxes and utilities. The rent is subject to annual four percent (4%) increases. R2H2 may terminate the lease agreement at any time by delivering nine months’ advance written notice to Jones.

The foregoing description of the lease agreement does not purport to be complete and is qualified in its entirety by reference to the lease agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On September 18, 2006, under to the terms of the lease agreement described in Item 1.01 above, Jones and N2H2 terminated the existing lease agreement for 7,989 square feet located at 234 – 9th Avenue North, Seattle, Washington.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description
10.1 Lease Agreement, dated September 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

September 21, 2006	By:	/s/ Hassan N. Natha

Name: Hassan N. Natha
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Lease Agreement, dated September 15, 2006.